      As filed with the Securities and Exchange Commission on July 31, 2000
                        Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            INSIGHT ENTERPRISES, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                      86-0766246
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)



                              1305 West Auto Drive
                              Tempe, Arizona 85284
               (Address of Principal Executive Offices) (Zip Code)

             -------------------------------------------------------

             INSIGHT ENTERPRISES, INC. 1998 LONG-TERM INCENTIVE PLAN
      INSIGHT ENTERPRISES, INC. 1999 BROAD BASED EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plans)

     ------------------------------------------------------------------------

                    Eric J. Crown, Co-Chief Executive Officer
                            Insight Enterprises, Inc.
                              1305 West Auto Drive
                              Tempe, Arizona 85284
                     (Name and address of agent for service)

                                 (480) 902-1001
          (Telephone number, including area code, of agent for service)

        -----------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                         PROPOSED          PROPOSED
      TITLE OF                            MAXIMUM           MAXIMUM
     SECURITIES            AMOUNT        OFFERING          AGGREGATE       AMOUNT OF
        TO BE              TO BE           PRICE           OFFERING      REGISTRATION
     REGISTERED         REGISTERED(1)   PER SHARE(3)       PRICE(3)            FEE
     ----------         -------------   -------------    -----------     ------------
Common Stock,           2,600,000(2)     $44.375         $115,375,000       $30,459
$.01 par value
(1998 Long-Term
Incentive Plan)

Common Stock,           1,000,000        $44.375         $44,375,000        $11,715
$.01 par value                                                              -------
(1999 Broad Based
Employee Stock                                                              $42,174
Option Plan)


(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

 (2) The number of shares of the Registrant's Common Stock registered includes an amount which is reasonably expected to be offered and sold pursuant to the Registrant's 1998 Long-Term Incentive Plan within two years following the initial effective date of this Registration Statement.


 (3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of the Registrant's Common Stock on July 28, 2000.


                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


      The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Insight Enterprises, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and are hereby incorporated by reference into this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000;

         (c) The description of the Registrant's Common Stock included in the Registrant's Registration Statement on Form 8-A, dated November 9, 1994; and

         (d) The description of the Registrant's Shareholder's Rights Agreement included in the Registrant's Form 8-A filed on March 17, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "General Corporation Law"), provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper.

         Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145, subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under such Section 145.

         Section 102(b)(7) of the General Corporation Law provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for violations of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, acting or failing to act in good faith, engaging in intentional misconduct or knowing violations of law, paying an unlawful dividend or approving an unlawful stock repurchase, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Registrant's Bylaws provide that the Registrant shall indemnify officers and directors to the fullest extent permitted by and in the manner permissible under the laws of the State of Delaware.

         The Registrant has a policy of directors' and officers' liability insurance which insurers directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

         The Registrant has entered into indemnity agreements with its directors and officers for indemnification of and advancement of expenses to such persons to the full extent permitted by law and intends to execute such indemnity agreements with its future officers and directors.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.     EXHIBITS.
         4.1      Amended and Restated Certificate of Incorporation of the
                  Registrant(1)

         4.2      Amendment to Amended and Restated Certificate of
                  Incorporation(2)

         4.3      Amended and Restated Bylaws of the Registrant(3)

         5        Opinion of Snell & Wilmer L.L.P.

         23.1     Consent of KPMG LLP

         23.2     Consent of Snell & Wilmer L.L.P. (included in Exhibit 5)

         99.1 Insight Enterprises, Inc. 1998 Long-Term Incentive Plan, as amended(4)

         99.2     Insight Enterprises, Inc. 1999 Broad Based Employee Stock
                  Option Plan(3)


         (1) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

         (2) Incorporated by reference to the Company's Notice and Proxy Statement for its 2000 Annual Meeting of Stockholders.

         (3) Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (4) Incorporated by reference to the Company's Notice and Proxy Statement for its 1997 Annual Meeting of Stockholders, and Amendment incorporated by reference to the Company's Notice and Proxy Statement for its 2000 Annual Meeting of Stockholders.



Item 9.     UNDERTAKINGS.

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on May 31, 2000.

                                          INSIGHT ENTERPRISES, INC.,
                                          a Delaware corporation


                                          By /s/ Eric J.  Crown
                                             ------------------
                                             Eric J. Crown
                                             Co-Chief Executive Officer and
                                             Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


NAME AND SIGNATURE            TITLE                                     DATE
------------------            -----                                     ----
/s/ Eric J.  Crown            Co-Chief Executive Officer                May 31, 2000
------------------            and Chairman of the Board
Eric J. Crown                 (Principal Executive Officer)


/s/ Timothy A. Crown          Co-Chief Executive Officer,               May 31, 2000
--------------------          President and Director
Timothy A. Crown


/s/ Stanley Laybourne         Chief Financial Officer, Secretary,       May 31, 2000
---------------------         Treasurer and Director
Stanley Laybourne             (Principal Financial and
                              Accounting Officer)


                              Director                                  May __, 2000
------------------
Larry A. Gunning


                              Director                                  May __, 2000
------------------
Robertson C. Jones

                                  EXHIBIT INDEX

  EXHIBIT                                                     PAGE OR
  NUMBER                   DESCRIPTION                    METHOD OF FILING
  ------                   -----------                    ----------------
    4.1      Amended and Restated Certificate of      Incorporated by
             Incorporation of the Registrant          reference to the
                                                      Company's Annual Report on
                                                      Form 10-K for the fiscal
                                                      year ended June 30, 1997.

    4.2      Amendment to Amended and Restated        Incorporated by
             Certificate of Incorporation             reference to the
                                                      Company's Notice and
                                                      Proxy Statement for its
                                                      2000 Annual Meeting of
                                                      Stockholders.

    4.3      Amended and Restated Bylaws of the       Incorporated by
             Registrant                               reference to the
                                                      Company's Annual Report on
                                                      Form 10-K for the fiscal
                                                      year ended December 31,
                                                      1999.

     5       Opinion of Snell & Wilmer L.L.P.

   23.1      Consent of KPMG LLP

   23.2      Consent of Snell & Wilmer L.L.P.         Included in Exhibit 5

   99.1      Insight Enterprises, Inc. 1998           Incorporated by
             Long-Term Incentive Plan, as amended     reference to the
                                                      Company's Notice and
                                                      Proxy Statement for its
                                                      1997 Annual Meeting of
                                                      Stockholders, and
                                                      Amendment incorporated
                                                      by reference to the
                                                      Company's Notice and
                                                      Proxy Statement for its
                                                      2000 Annual Meeting of
                                                      Stockholders.

   99.2      Insight Enterprises, Inc. 1999 Broad     Incorporated by
             Based Employee Stock Option Plan         reference to the
                                                      Company's Annual Report on
                                                      Form 10-K for the fiscal
                                                      year ended December 31,
                                                      1999.